INVESTMENT COMPANY BLANKET BOND - SUMMARY PREMIUM ALLOCATION 9/1/2019 - 9/1/2020

Premium for $25M bond coverage limit	48,215.00
Allocation: 12% VP Distributors	5,785.80
1% ETF Distributors	482.15
12% Virtus Fund Services	5,785.80
26% Investment Advisors	12,535.90	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	482.15
48% Mutual Funds	23,143.20	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 8-31-2019	% of Total	Allocated Premium
Virtus Alternative Solutions Trust	95,677,323.04	0.001888727	43.71
Virtus Asset Trust	12,611,616,323.20	0.248960769	5,761.75
Virtus Equity Trust	9,686,501,447.98	0.19121727	4,425.38
Virtus Opportunities Trust	19,551,277,749.23	0.385953791	8,932.21
Virtus Variable Insurance Trust	914,168,824.16	0.018046234	417.65
Duff & Phelps Utility and Corporate Bond Trust, Inc.	370,736,675.00	0.007318561	169.37
DNP Select Income Fund, Inc.	4,181,694,034.00	0.082549115	1,910.45
DTF Tax Free Income, Inc.	201,942,684.00	0.003986468	92.26
Duff & Phelps Global Utility Income Fund, Inc.	903,831,118.43	0.017842161	412.92
Duff & Phelps Select Energy MLP Fund, Inc.	188,146,767.92	0.003714129	85.96
Virtus Global Multi-Sector Income Fund	210,961,360.70	0.004164502	96.38
Virtus Total Return Fund Inc.	328,284,032.30	0.006480521	149.98
Virtus Global Dividend & Income Fund Inc.	352,625,376.84	0.006961034	161.10
ETFis Series Trust I	1,040,199,524.63	0.020534154	475.23
Virtus ETF Series Trust II	19,379,605.96	0.000382565	8.85

Total	50,657,042,847.39	100.00%	23,143.20

INVESTMENT ADVISOR	Gross Assets by Adviser as of 8-31-2019	% of Total	Allocated Premium
Virtus Investment Advisers	8,492,885,845.45	0.167655	2,101.70
Virtus Alternative Investment Advisers	73,479,445.63	0.001451	18.18
Virtus ETF Advisers	1,015,242,625.42	0.020041	251.24
Virtus Fund Advisers	234,049,045.81	0.004620	57.92
Duff & Phelps Investment Management	7,101,767,067.78	0.140193	1,757.45
Kayne Anderson Rudnick Investment Management	11,523,205,694.58	0.227475	2,851.60
Newfleet Asset Management	8,788,108,863.25	0.173482	2,174.76
Rampart	835,076,581.35	0.016485	206.65
Ceredex	5,062,395,431.38	0.099935	1,252.77
Seix	7,145,195,947.51	0.141050	1,768.19
Sustainable Growth Advisers	251,044,348.89	0.004956	62.12
Silvant	134,591,950.34	0.002657	33.31

Total	50,657,042,847.39	100.00%	12,535.90